CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Christopher Kings, Chief Executive Officer – Finance and Administration, and Vivek Pai, Chief Financial Officer, Chief Accounting Officer and Treasurer of Franklin Templeton ETF Trust (the “Registrant”), each certify to the best of their knowledge that:

1.         The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer –	Chief Financial Officer, Chief
Finance and Administration	Accounting Officer and Treasurer
Franklin Templeton ETF Trust	Franklin Templeton ETF Trust

/s/ Christopher Kings	/s/ Vivek Pai
Christopher Kings	Vivek Pai
Date: December 2, 2025	Date: December 2, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.